EXHIBIT 32.1

CERTIFICATION

In connection with the Quarterly Report on Form 10-Q of Helicos BioSciences Corporation (the  “Company”) for the period ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report), we Stanley Lapidus, the Principal Executive Officer of the Company and Louise Mawhinney, the Principal Financial and Accounting Officer of the Company, hereby certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to our knowledge that:

(1)          the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

(2)          the information in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Dated: August 8, 2007	/s/ Stanley N. Lapidus-
President and Chief Executive Officer
(Principal Executive Officer)

Dated: August 8, 2007	/s/ Louise Mawhinney
Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)